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                                                                     Exhibit 3.1

                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2591416

                       THE COMMONWEALTH OF MASSACHUSETTS

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Examiner                     William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                       RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

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Name
Approved

We, Michael D. Parry, "President" and Robert R. Spellman, "Clerk",

of The Yankee Candle Company, Inc.,
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                          (Exact name of corporation)

located at 102 Christian Lane, Whately, Massachusetts 01093
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                 (Street address of corporation Massachusetts)

do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on _________________, 19__ by a vote of the directors/or:

         shares of Common Stock, no par value    of 1,100 shares outstanding,
---------          -----------------------------    -----
                   (type, class & series if any)

         shares of                               of      shares outstanding, and
---------          -----------------------------    ----
                   (type, class & series if any)

         shares of                               of       shares outstanding,
---------          -----------------------------    -----
                   (type, class & series if any)

being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

 C    |_|
 P    |_|
 M    |_|
R.A.  |_|

                                   ARTICLE I
                        The name of the corporation is:

                        The Yankee Candle Company, Inc.

                                   ARTICLE II

          The purpose of the corporation is to engage in the following business activity(ies):

      To engage in the business of designing, manufacturing, retailing and wholesaling scented and unscented candles and other home fragrancing products and to engage in any and all business activities in which a corporation organized under M.G.L. CH 156B may engage.
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                                  ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

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WITHOUT PAR VALUE                       WITH PAR VALUE
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  TYPE       NUMBER OF SHARES      TYPE         NUMBER OF SHARES      PAR VALUE
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Common:                           Common:       300,000,000           $.01

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Preferred:                        Preferred:    100,000,000           $.01
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                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                              (See Attachment 4)

                                   ARTICLE V

The restrictions, if any, imposed by the Article of Organization upon the transfer of shares of stock of any class are:




                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                              (See Attachment 6)
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                                  ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

                102 Christian Lane, Whately, Massachusetts 01093

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

            NAME                RESIDENTIAL ADDRESS          POST OFFICE ADDRESS
President:

Treasurer:

Clerk:                          (See Attachment 8)

Directors:


c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent, if any, of the corporation is:


** We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretobefore amended, except amendments to the following articles. Briefly describe amendments below:

                      Article III    -Recapitalization
                      Article IV     -Recapitalization
                      Article VI     -other lawful provisions

SIGNED UNDER THE PENALTIES OF PERJURY, this _______ day of _________, 1999.

Michael D. Parry, President
Robert R. Spellman, Clerk

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                       THE COMMONWEALTH OF MASSACHUSETTS

                       RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

            =====================================================

            I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $_________ having been paid, said articles are deemed to have been filed with me this _________ day of _______________, 19__.


            Effective Date:______________________________________


                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth


                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

            _______________________________________________________

            _______________________________________________________

            _______________________________________________________

            Telephone:_____________________________________________
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                                  ATTACHMENT 4

      The total number of shares of all classes of stock which the corporation shall have authority to issue is 400,000,000 shares, consisting of (i) 300,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 100,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

      The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the corporation.

4A. COMMON STOCK.

      1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

      2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

      3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

      4. Liquidation. Upon the dissolution or liquidation of the corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

4B. PREFERRED STOCK.

      Up to 100,000,000 shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.


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      Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by Chapter 156B of the Massachusetts General Laws. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Articles of Organization, the right to have such vote being expressly waived by all present and future holders of the capital stock of the corporation.


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                                  ATTACHMENT 6

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

6A. LIMITATION OF DIRECTOR LIABILITY.

      Except to the extent that Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

6B. INDEMNIFICATION.

      1. The corporation shall, to the fullest extent permitted by the applicable provisions of Chapter 156B of the Massachusetts General Laws, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, unless such Indemnitee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      2. Notwithstanding the provisions of Section 1 of this Article, in the event that a pending or threatened action, suit or proceeding is compromised or settled in a manner which imposes any liability or obligation upon an Indemnitee in a matter for which such Indemnitee would otherwise be entitled to indemnification hereunder, no indemnification

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shall be provided to such Indemnitee with respect to such matter if it is determined that such Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      3. As a condition precedent to his right to be indemnified, the Indemnitee must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume, with legal counsel reasonably acceptable to the Indemnitee, the defense thereof at its own expense.

      4. In the event that the corporation does not assume the defense of any action, suit, proceeding or investigation of which the corporation receives notice under this Article, the corporation shall pay in advance of the final disposition of such matter any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and further provided that no such advancement of expenses shall be made if it is determined that the Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      5. All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made by: (a) a majority vote of a quorum of the directors of the corporation, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question,
(c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the corporation), or (d) a court of competent jurisdiction.

      6. The corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the


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initiation thereof was approved by the Board of Directors of the corporation. In addition, the corporation shall not indemnify any such Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and, in the event the corporation makes any indemnification payments to any such Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the corporation to the extent of such insurance reimbursement.

      7. If Indemnitee is entitled to indemnification by the corporation for some or a portion of the expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by him or on his behalf, but not, however, for the total amount thereof, the corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines, penalties or amounts paid in settlement to which Indemnitee is entitled.

      8. The corporation may maintain directors' and officers' liability insurance.

      9. The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of stockholders or directors or otherwise, and
(ii) shall inure to the benefit of the heirs, executors and administrators of such Indemnitees. The corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

6C. OTHER PROVISIONS.

      1. The directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision of such by-laws which by law or these Articles or the by-laws requires action by the stockholders.

      2. Meetings of the stockholders of the corporation may be held anywhere in the United States.

      3. The corporation shall have the power to be a partner in any business enterprise which this corporation would have the power to conduct by itself.

      4. The corporation, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding), may (i) authorize any amendment to its Articles of Organization pursuant to Section 71 of Chapter 156B of the Massachusetts General Laws, as amended from time to time,


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(ii) authorize the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, pursuant to Section 75 of Chapter 156B of the Massachusetts General Laws, as amended from time to time, and (iii) approve an agreement of merger or consolidation pursuant to Section 78 of Chapter 156B of the Massachusetts General Laws, as amended from time to time.


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                                  ATTACHMENT 8

President and Chief Executive Officer:     Michael D. Parry
                                           5 Pocumtuck Drive
                                           South Deerfield, MA  01373

Senior Vice President of Finance, Chief
Financial Officer, Clerk and Treasurer:    Robert R. Spellman
                                           89 Far Reach Road
                                           Westwood, MA  02090

Directors:                                 Theodore J. Forstmann
                                           c/o Forstmann Little & Co.
                                           767 Fifth Avenue
                                           New York, NY  10153

                                           Nicholas C. Forstmann
                                           c/o Forstmann Little & Co.
                                           767 Fifth Avenue
                                           New York, NY  10153

                                           Steven B. Klinsky
                                           c/o Forstmann Little & Co.
                                           767 Fifth Avenue
                                           New York, NY  10153

                                           Sandra J. Horbach
                                           c/o Forstmann Little & Co.
                                           767 Fifth Avenue
                                           New York, NY  10153

                                           Michael S. Ovitz
                                           c/o Artists Management Group
                                           9465 Wilshire Blvd., Suite 519
                                           Beverly Hills, CA  90212

                                           Emily Woods
                                           c/o J.Crew Group, Inc.
                                           770 Broadway
                                           New York, NY  10003


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                                           Ronald L. Sargent
                                           c/o Staples, Inc.
                                           One Research Drive
                                           Westborough, MA  01581

                                           Michael D. Parry
                                           5 Pocumtuck Drive
                                           South Deerfield, MA  01373

                                           Michael J. Kittredge
                                           203 South Beach Road
                                           Hobe Sound, FL  33455


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